United States
Securities and Exchange Commission
Washington, DC 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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☐     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to 240.14a-12
CSB BANCORP, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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CSB BANCORP, INC.
91 North Clay Street
Millersburg, Ohio 44654
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, April 22, 2009
          The Annual Meeting of Shareholders of CSB Bancorp, Inc. (“CSB”) will be held at the Carlisle Inn, Walnut Creek, Ohio, on Wednesday, April 22, 2009, at 7:00 p.m. local time, for the following purposes:
1.	To elect three directors for three-year terms ending in 2012;

2.	To approve and adopt the proposed amendment to Article VIII of the Code of Regulations of CSB Bancorp, Inc.;

3.	To approve adjournment of the Meeting if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Meeting to approve and adopt the proposed amendment to Article VIII of the Code of Regulations of CSB Bancorp, Inc; and

4.	To transact any other business that may properly come before the Meeting or any adjournments thereof.
          The Board of Directors has fixed the close of business of March 2, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. It is important that your shares be voted, and all shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, we urge you to fill in, date, sign and return the enclosed Proxy Card in the envelope provided.

By Order of the Board of Directors,
/s/ Eddie L. Steiner
Eddie L. Steiner
President and Chief Executive Officer

Millersburg, Ohio
March      , 2009

CSB BANCORP, INC.
91 North Clay Street
Millersburg, Ohio 44654
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 22, 2009
GENERAL
The enclosed proxy is solicited by the Board of Directors of CSB Bancorp, Inc. (“CSB” or “Company”), the principal executive offices of which are located at 91 North Clay Street, Millersburg, Ohio 44654, in connection with the Annual Meeting of Shareholders (the “Meeting”) of CSB to be held on Wednesday, April 22, 2009, at the Carlisle Inn, Walnut Creek, Ohio, at 7:00 p.m. local time or at any adjournment thereof. This proxy statement and the accompanying notice of meeting are first being mailed to shareholders on or about March     , 2009.
The Meeting has been called for the following purposes: (i) to elect three directors, each for a three-year term; (ii) to approve and adopt the proposed amendment to Article VIII of Code of Regulations of CSB Bancorp, Inc.; (iii) to approve adjournment of the Meeting if necessary to solicit additional proxies in the event that there are not sufficient votes at the time of the Meeting to approve and adopt the proposed amendment to Article VIII of the Code of Regulations of CSB Bancorp, Inc.; and (iv) to transact any other business that may properly come before the Meeting or any adjournment thereof.
REVOCATION OF PROXIES, DISCRETIONARY AUTHORITY
AND CUMULATIVE VOTING
Shares of CSB’s common stock, par value $6.25 per share (the “Common Shares”), can be voted at the Meeting only if the shareholder is represented by proxy or is present in person. Shareholders who execute proxies retain the right to revoke it prior to or at the Meeting. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of CSB (addressed to: CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654, Attention: Ms. Peggy L. Conn, Secretary) or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the proposals set forth below, and for the nominees for directors set forth below or as otherwise described herein in the event cumulative voting for directors is properly requested. The proxy confers discretionary authority on the persons named therein to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the Meeting and (iii) any other business that may properly come before the Meeting or any adjournment thereof. At this time, it is not known whether there will be cumulative voting for the election of directors at the Meeting. Cumulative voting is not available for the other proposals referenced and described below. If any shareholder properly demands cumulative voting for the election of directors at the Meeting, their proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion to allocate votes among any or all of the nominees for director, unless authority to vote for any or all of the nominees is withheld. CSB is the sole shareholder of The Commercial & Savings Bank of Millersburg, Ohio, an Ohio banking corporation (“Bank”).

The enclosed proxy is being solicited by the Board of Directors of CSB and the cost of soliciting proxies will be borne by CSB. In addition to use of the mail, proxies may be solicited personally or by telephone, telefax, or email by directors, officers and employees of CSB.
VOTING INFORMATION
Who can vote at the Annual Meeting?
Only holders of common shares of record at the close of business on March 2, 2009 are entitled to receive notice of and to vote at the Meeting. At the close of business on March 2, 2009, there were 2,734,799 common shares outstanding and entitled to vote. The common shares are the only shares of CSB’s capital stock entitled to vote at the Meeting.
Each holder of common shares is entitled to one vote for each common share held on March 2, 2009. A shareholder wishing to exercise cumulative voting with respect to the election of directors must notify the President, a Vice President or the Secretary of CSB in writing before 7:00 p.m., on April 20, 2009. If cumulative voting is requested and if an announcement of such request is made upon the convening of the Meeting by the chairman or the secretary of the meeting or by or on behalf of the shareholder requesting cumulative voting, you will have votes equal to the number of directors to be elected, multiplied by the number of common shares owned by you, and will be entitled to distribute your votes among the candidates as you see fit.
How do I vote?
Whether or not you plan to attend the Meeting, we urge you to vote in advance by proxy. To do so, you may complete, sign and date the accompanying proxy card and return it in the envelope provided.
If you plan to attend the Meeting and vote in person, we will give you a ballot when you arrive. If your common shares are held in the name of your broker, your financial institution or another record holder, you must bring an account statement or letter from that broker, financial institution or other holder of record authorizing you to vote on behalf of such record holder. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on March 2, 2009, the record date for voting at the Meeting.
What if my common shares are held in “street name”?
If you hold your common shares in “street name” with a broker, a financial institution or another holder of record, you should review the information provided to you by such holder of record. This information will describe the procedures you need to follow in instructing the holder of record how to vote your “street name” common shares and how to revoke previously given instructions. If you hold your common shares in “street name,” you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access or telephone usage.
How will my common shares be voted?
Those common shares represented by a properly executed proxy card that is received prior to the Meeting and not subsequently revoked will be voted in accordance with your instructions by your proxy. If you submit a valid proxy card prior to the Meeting but do not complete the voting instructions on the proxy card, to the extent permitted by applicable law, your proxy will vote your common shares as recommended by the Board of Directors, as follows:

•	“FOR” the election as CSB directors of the nominees listed below under the heading “PROPOSAL 1 — ELECTION OF DIRECTORS”;

•	“FOR” the approval and adoption of the proposed amendment to Article VIII of the Code of Regulations of CSB; and

•	“FOR” the approval of adjournment of the Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Meeting to approve and adopt the proposed amendment to Article VIII of the Code of Regulations of CSB.
No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Meeting, the persons named as proxies on the accompanying proxy card will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.
May I revoke my proxy?
Yes. You may change your mind after you send in your proxy card by following any one of the following three procedures. To revoke your proxy:
•	Send in another signed proxy card with a later date, which must be received by CSB prior to the Annual Meeting;

•	Send written notice revoking your proxy to Ms. Peggy L. Conn, CSB’s Secretary, at 91 North Clay Street, Millersburg, Ohio 44654, which must be received prior to the Annual Meeting; or

•	Attend the Meeting and revoke your proxy in person if your common shares are held in your name. If your common shares are held in the name of your broker, your financial institution or another holder of record and you wish to revoke your proxy in person, you must bring an account statement or letter from the broker, financial institution or other holder of record indicating that you were the beneficial owner of the common shares on March 2, 2009, the record date for voting.
The last-dated proxy you submit (by any means) will supersede any previously submitted proxy.
Attendance at the Annual Meeting will not, by itself, revoke your proxy.
What constitutes a quorum and what vote is required with respect to the proposals presented at the Annual Meeting?
Under CSB’s Regulations, a quorum is a majority of the voting shares of CSB then outstanding and entitled to vote at the Meeting. The common shares are the only shares of CSB’s capital stock entitled to vote at the Meeting. Common shares may be present in person or represented by proxy at the Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 2,734,799 common shares outstanding and entitled to vote on March 2, 2009, the record date. A majority of the outstanding common shares, or 1,367,400 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Meeting.
Why is the amendment to Article VIII of CSB’s Code of Regulations necessary?
The primary objective of the proposed amendment to Article VIII of the current CSB Code of Regulations is to authorize the issuance of uncertificated shares as provided by Ohio law so as to enable CSB to maximize flexibility in dealing with shareholder documentation and opportunities, and as a cost-savings measure.

The authorization of the uncertificated shares would permit CSB to reflect ownership without the cost and delay of issuing actual stock certificates. The Board of Directors believes that this will help to reduce costs because CSB will not have to cause actual certificates for shares of stock to be prepared and issued when appropriate, including under the planned CSB direct stock purchase plan as administered by CSB’s transfer agent.
Every holder of shares of the Corporation will remain entitled, upon request, to receive one or more certificates representing the shares of stock of the Corporation held by such holder.
Vote Required with Respect to Proposal 1.
•     Proposal 1 — Election of Directors
Under Ohio law and CSB’s Regulations, the three nominees for election as CSB directors receiving the most votes “FOR” election will be elected as directors in the class whose terms will expire at the 2012 Annual Meeting of Shareholders. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not affect whether a nominee has received sufficient votes to be elected.
Votes Required for the Approval of Proposals 2 and 3. To approve the proposals 2 and 3, the following proportion of votes is required:

Item	Vote Required	Effect of Abstention and Broker Non Votes, if any

Amendment to Article VIII of CSB’s Code of Regulations	Approval of a majority of the common shares present or in person or represented by proxy and entitled to vote at the Meeting	Abstention will not count as a vote cast on the proposal but has the same effect as a vote “AGAINST” the proposal Broker non-vote will have same effect as a vote “AGAINST” the proposal

Adjournment of the Meeting, if Necessary, to Solicit Additional Proxies	Approval of a majority of the common shares present or in person or represented by proxy and entitled to vote at the Meeting	Abstention will not count as a vote cast on the proposal but has the same effect as a vote “AGAINST” the proposal Broker non-vote will have same effect as a vote “AGAINST” the proposal

What is the recommendation of CSB’s Board of Directors?
CSB’s Board of Directors recommends that each shareholder vote “FOR” nominees for directors, “FOR” the adoption of the amendment to Article VIII of CSB’s Code of Regulations to authorize uncertificated shares and “FOR” the proposal to adjourn the Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Meeting to adopt the proposed amendment to Article VIII of CSB’s Code of Regulations.
What will the consequences be if the proposed amendment to Article VIII of CSB’s Code of Regulations is not adopted?
If the proposed amendment to Article VIII of CSB’s Code of Regulations to authorize uncertificated shares is not adopted, CSB will not be able to issue uncertificated shares of stock and may increase unnecessary costs and expenses required in preparing and issuing such certificates, including certificates under the CSB direct stock purchase plan.
Who pays the cost of proxy solicitation?
CSB will pay the costs of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy card, the 2008 Annual Report and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Although we are soliciting proxies by mailing these proxy materials to holders of our common shares, the directors, officers and employees of CSB and our subsidiaries also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON APRIL 22, 2009
The Proxy Statement, Form 10-K for the year ended December 31, 2008, and the 2008 Annual Report to shareholders are available at http://www.csb1.com/Investor Relations.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Shareholders of record as of the close of business on March 2, 2009, (the “Record Date”), are entitled to (i) notice of the Meeting and (ii) one vote on each matter to be considered at the Meeting for each Common Share held on that date. As of the Record Date, there were 2,734,799 Common Shares issued and outstanding. The presence at the Meeting in person or by proxy of at least a majority of such shares will be required to constitute a quorum at the Meeting. Common Shares held by holders who abstain from voting and all Common Shares held by brokers who do not have the discretionary authority to vote on certain matters will be included in determining the presence of a quorum. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a director nominee. Shareholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Meeting.

BENEFICIAL OWNERSHIP
The following table sets forth, as of the Record Date, (i) the Common Shares beneficially owned by each director, nominee for director and named executive officer of CSB or any person who has acted in such capacity since the beginning of the last fiscal year of CSB and (ii) the Common Shares beneficially owned by all current executive officers and directors as a group.
Number of Common Shares1

				Shares of
				Common Stock
Name of				Beneficially	Percent of
Beneficial Owner	Sole	Shared	Options	Owned	Class

Robert K. Baker	5,502.8413	1,760.5862	—	7,263.4275	*

Ronald E. Holtman	1,300.0000	500.0000	—	1,800.0000	*

J. Thomas Lang	1,305.0000	5,839.1752	—	7,144.1752	*

Daniel J. Miller	30,241.6807	16,273.0000	—	46,514.6807	1.70%

Jeffery A. Robb, Sr.	4,224.2813		—	4,224.2813	*

Eddie L. Steiner	18,793.0000	1,252.5299	—	20,045.5299	*

John R. Waltman	15,465.0000	379.0227	—	15,844.0227	*

Rick L. Ginther	—	3,674.6752	1,000.0000	4,674.6752	*

Paul D. Greig	18.1490	2,314.0000	12,904.0000	15,236.1490	*

Paula J. Meiler	6,500.2590	100.0000	18,856.0000	25,456.2590	*

Total of Directors and Executive Officers as a Group (12 persons)	85,971.193	32,932.4854	33,560.0000	152,463.6768	5.57%

[1]	The amounts shown represent the total outstanding Common Shares beneficially owned by the individuals and the Common Shares issuable upon the exercise of stock options exercisable within the next sixty days from March 2, 2009.

*	Indicates less than 1% beneficial ownership of the total of Common Shares outstanding as of March 2, 2009 plus the number of Common Shares issuable upon the exercise of outstanding options for the person or persons indicated. None of the shares reported are pledged as security.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires CSB’s officers, directors and persons who own more than ten percent of a registered class of CSB’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required to furnish CSB with copies of all Section 16(a) forms they file. During 2008, based solely on CSB’s review of the copies of such forms received by it and by statements of officers and directors that they complied with all applicable filing requirements, CSB’s officers, directors and greater than ten percent beneficial owners have complied with all filing requirements applicable to them.
PROPOSAL 1:
ELECTION OF DIRECTORS
CSB’s Code of Regulations provide that its business shall be managed by a board of directors of not less than three and not more than twenty-five persons. CSB’s Regulations divide such directors into three classes, as nearly equal in number as possible, and set their terms at three years. The Board of Directors, pursuant to CSB’s Code of Regulations, has established the number of directors at seven (7).
Assuming that at least a majority of the issued and outstanding Common Shares are present at the Meeting so that a quorum exists, the three nominees for director of CSB receiving the most votes will be elected as directors. Shareholders have the right to vote cumulatively in the election of directors. In order to exercise the right to vote cumulatively, a shareholder must give written notice to the President, a Vice President or the Secretary of CSB not less than forty-eight hours before the time fixed for the Meeting, and the shareholder’s demand for cumulative voting must be announced at the commencement of the Meeting by or on behalf of the shareholder. If cumulative voting is elected, a shareholder may cast as many votes in an election of directors as the number of directors to be elected multiplied by the number of shares held. The Board of Directors has nominated Ronald E. Holtman, Dr. Daniel J. Miller, and Eddie L. Steiner to serve until the 2012 Annual Meeting of Shareholders, and until their respective successors are elected and qualified. Mr. Holtman, Dr. Miller and Mr. Steiner are incumbent directors whose present terms expire at the Meeting.
If it is intended that Common Shares represented by the accompanying form of proxy will be voted for the election of nominees, please so indicate on the proxy card. (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.) If one or more of the nominees should, at the time of the Meeting, be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve. At this time, it is not known whether there will be cumulative voting for the election of directors at the Meeting. If any shareholder properly demands cumulative voting for the election of directors at the Meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.
The Board of Directors recommends that shareholders vote “FOR” the election of the nominees.

The following table sets forth information concerning nominees for director of CSB, including their principal occupation or employment during the past five years. Each nominee, if elected, will serve for a term expiring at the Annual Meeting of Shareholders in 2012.
NOMINEES FOR DIRECTOR
(Term Expiring in 2012)

		Principal
		Occupation for Past	Positions
		Five Years and	Held with
Name	Age	Other Information	CSB	Director Since

Ronald E. Holtman	66	Attorney; Logee, Hostetler, Stutzman and Lehman	Director	2001

Daniel J. Miller	69	Retired Physician; East Holmes Family Care, Inc.	Director	1979

Eddie L. Steiner	53	President and Chief Executive Officer, CSB Bancorp, Inc.; formerly Vice President, Production, Smith Dairy Products Company (1989 to 2006)	President and Chief Executive Officer; Director	2001

The following table sets forth information concerning (i) incumbent directors of CSB who are not nominees for election at the Meeting and (ii) the other current executive officers of CSB. Included in the table is information regarding each person’s principal occupation or employment during the past five years.
DIRECTORS AND EXECUTIVE OFFICERS

				Year First
				Elected or
				Appointed
				Director of	Current
		Principal	Positions Held	Officer, As	Term to
Name	Age	Occupation[2]	With CSB	Applicable	Expire

Jeffery A. Robb, Sr.	59	President and Chairman, Robb Companies, Inc., also formerly Interim President and Chief Executive Officer of Exchange Bancshares, Inc. and The Exchange Bank (2002-2003)	Director	2001	2010

John R. Waltman	67	Attorney, Of Counsel; Critchfield, Critchfield & Johnston, LLC	Director	2001	2010

Robert K. Baker	54	Co-owner and Controller, Bakerwell, Inc.	Director	2001	2011

J. Thomas Lang	65	Veterinarian, Dairy Farmer, Spring Hill Farm, Inc.	Director	1993	2011

Rick L. Ginther[3]	58	Banker	Senior Vice President; Director, President and Chief Executive Officer of The Commercial and Savings Bank; formerly, Senior Vice President and Chief Lending Officer (2003-2006)	2003	N/A

Paul D. Greig[4]	63	Banker	Senior Vice President and Chief Operations/Information Officer	2003	N/A

[2]	Unless otherwise noted herein, each of the Directors has been engaged in the occupations and employment described above for the past five years.

[3]	Mr. Ginther held the position of President of the Canton region of Bank One N.A. (now JP Morgan Chase & Co.) from 2002 to 2003 and various positions with Bank One Corporation or predecessor from 1973 to 2002.

[4]	Mr. Greig retired from Bank One Corporation (now JP Morgan Chase & Co.) in 2002 from the position of National Retail Support Services Manager. During retirement from 2002 through 2003 he was a substitute teacher in two public school systems.

Year First
Elected or
Appointed
				Director of	Current
		Principal	Positions Held	Officer, As	Term to
Name	Age	Occupation[2]	With CSB	Applicable	Expire

Paula J. Meiler[5]	54	Banker	Senior Vice President and Chief Financial Officer	2004	N/A
Membership and Meetings of the Board and its Committees
In 2008, each director attended more than seventy-five percent of the total number of meetings of the board and the committees on which they serve. In addition, all board members are expected to attend the annual meetings of shareholders, and all attended the 2008 Annual Meeting of Shareholders. Current committee membership and the number of meetings of the full board and each committee in 2008 are shown in the table below.

	CSB Bancorp,	Subsidiary Bank
Name	Inc. Board	Board	Executive	Nominating	Compensation	Audit
Mr. Baker	Member	Member		Chair	Chair	Member
Mr. Holtman	Member	Member			Member	Chair
Mr. Lang	Member	Member	Member	Member	Member
Dr. Miller	Member	Member	Member
Mr. Robb	Member	Member	Member			Member
Mr. Steimel[6]
Mr. Steiner	Member	Chair	Member
Mr. Waltman	Chair	Member	Chair	Member
Mr. Ginther		Member	Member
Number of 2008 meetings	13	13	22	2	2	11
The following board members are considered “Independent” as defined under NASDAQ Rule 4200: Mr. Baker, Mr. Holtman, Mr. Lang, Dr. Miller, Mr. Robb, and Mr. Waltman.

[5]	Ms. Meiler held the previous positions of Chief Financial Officer and Treasurer of Consumers Bancorp Inc. from 1999 through 2004 and Comptroller of The Citizens Banking Company (fka Sky Bank) and Citizens Bancshares Inc. from 1981 to 1999.

[6]	Samuel M. Steimel resigned for personal reasons in March, 2008. Prior to his resignation, he attended two meetings of the CSB Board, two meetings of the Bank board, one meeting of the Nominating Committee, and one meeting of the Compensation Committee.

Directors’ Compensation
Each director of CSB also serves as a director of the Bank. Outside directors of the Bank are compensated for board and committee meetings. Directors receive no compensation from CSB. Directors who are employees receive no additional compensation for serving on the board or its committees. In 2008, we provided the following annual compensation to directors who are not employees:
Cash Compensation
The Bank provides directors the following cash compensation through the Bank:
•	Retainer of $10,000 per year, paid quarterly

•	$500 for each board and committee meeting attended

•	Reimbursement for customary and usual travel expenses (outside of board and committee meeting attendance)

	Fees Earned or	Stock	Stock Option	All Other
Name	Paid in Cash	Awards $	Awards #	Compensation $[7]	Total $
Mr. Baker	$30,000	0	0	$1,645	$31,645
Mr. Holtman	27,500	0	0	92	27,592
Mr. Lang	28,500	0	0	5,285	33,785
Dr. Miller	32,000	0	0	0	32,000
Mr. Robb	32,500	0	0	4,367	36,867
Mr. Steimel[8]	7,000	0	0	3,159	10,159
Mr. Waltman	33,000	0	0	1,093	34,093
No director stock awards or options were granted in 2008.
Committees of the Board of Directors
CSB has a Nominating Committee, which recommends to the board the nominees for election as directors. The Nominating Committee currently consists of Robert K. Baker, J. Thomas Lang, and John R. Waltman. The Nominating Committee will consider candidates for nomination as a director who are recommended by shareholders, directors and other sources. Under the terms of the Nominating Committee Charter, the Committee is responsible for developing and implementing a process and guidelines for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination and re-election.
In considering and evaluating potential candidates for positions on the CSB Board of Directors, and consistent with its Charter, the Nominating Committee considers, among other things, the potential candidates’ knowledge of the communities in which CSB and the Bank operate; their experience and any special business, financial, or other expertise; their reputation for honesty and integrity; and their ability to provide independent and objective oversight and supervision for matters which may impact CSB and the Bank. The Nominating Committee also considers applicable requirements of the CSB Code of Regulations and requirements of applicable law and regulations with respect to evaluating potential

[7]	All Other Compensation includes Messrs. Lang, Robb and Steimel participating in a grandfathered health and dental benefits program. The Bank also provides a 1% reduction of the standard interest rate charged on certain consumer and primary residence mortgage loans to all directors, officers and employees during the period of service to CSB or the Bank.

[8]	Due to his resignation in March 2008, Mr. Steimel’s compensation differs from the other directors.

candidates, as well as other matters which the Nominating Committee deems appropriate in light of the specific circumstances and the potential candidate. To that end, the Nominating Committee may conduct its own analysis and may also seek information from a variety of outside sources in order to ascertain whether a potential candidate meets the referenced criteria.
The Nominating Committee utilizes the same standards and criteria in considering and evaluating potential candidates for positions on the CSB Board of Directors who are recommended by CSB shareholders, when appropriate. The members of the Nominating Committee are “independent”, as defined by rules adopted by the National Association of Securities Dealers, Inc., through its subsidiary The Nasdaq Stock Market, Inc. (“NASDAQ”). The Nominating Committee operates under a written charter, which is reviewed annually by the Committee and the Board and is available on the Company’s website at www.csb1.com
The Compensation Committee was appointed to establish policies and levels of appropriate compensation for directors, officers and employees of CSB. The Compensation Committee currently consists of Robert K. Baker, Ronald E. Holtman, and J. Thomas Lang. The members are considered “independent” for purposes of the NASDAQ listing requirements. The Compensation Committee operates under a written charter, which is reviewed annually by the Committee and the Board and is available on the Company’s website at www.csb1.com. Additional discussion of the Compensation Committee’s role is set forth in the Compensation Discussion and Analysis section of this Proxy Statement.
The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of the Company. The Audit Committee members are Ronald E. Holtman, Robert K. Baker, and Jeffery A. Robb, Sr. All of the members of the Audit Committee are independent directors, as defined by the NASDAQ listing standards. Among other things, the Audit Committee is responsible for the engagement of independent auditors, reviewing with the independent auditors the plans and results of the audit, and reviewing the adequacy of internal accounting controls. The Board of Directors has determined that Messrs. Baker and Robb meet the requirements of an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee operates under a written charter, which is reviewed annually by the Committee and the Board and is available on the Company’s website at www.csb1.com. The charter is incorporated herein by reference.
The Executive Committee monitors the lending activities of the Bank and helps assure that such activities are conducted in a manner consistent with CSB’s credit policy. The Executive Committee consists of J. Thomas Lang, Daniel J. Miller, Jeffery A. Robb, Sr., Eddie L. Steiner, Rick L. Ginther, and John R. Waltman.

COMPENSATION DISCUSSION AND ANALYSIS
The following discusses the material factors involved in the Company’s decisions regarding the compensation of the Named Executive Officers (the “NEO’s”) as defined on page 17 during 2008.
The specific amounts paid or payable to the NEO’s are disclosed in the tables and narrative beginning on page 19. The following discussion cross-references those specific tabular and narrative disclosures where appropriate.
Compensation Overview
Compensation Philosophy and Objectives
We believe that, in order to manage and grow a well-run financial services organization, it is necessary to establish compensation programs and related opportunities that are attractive, motivating and rewarding to high quality executives, managers and staff. These programs and opportunities must be balanced with their cost to CSB and its shareholders. In order to arrive at the appropriate balance, CSB has established the following compensation philosophy and guidelines for its overall compensation program:
1.	In order to attract and retain highly qualified management, we strive to provide target salaries close to the mean of the market rate paid for comparable positions by similarly sized bank holding companies.

2.	Where practical, we establish performance-based compensation focused on individual results, team results, and contributions to CSB’s overall performance.

3.	We attempt to link and align the wealth creation interests of management and shareholders by utilizing CSB stock awards or options as a component of the compensation program.
Components of Executive Compensation
Total compensation for executives is comprised of base salaries, annual cash incentive awards, long-term equity awards, retirement saving plan contributions, severance protection, and other benefits and perquisites. To determine compensation levels for the NEO’s and other officers, we review compensation survey data from independent sources to ensure that our total compensation program is competitive. We look at compensation data from companies in the financial services industry by using publicly available peer company disclosures. We target overall compensation levels competitive with our industry comparison peer group. The various components of executive compensation reflect the following policies:
Base Salary
The purpose of the base salary program is to pay for the qualifications, experience, and marketability of the position consistent with market practices. A pay range for each position is anchored around the mean of the labor market. Individual pay within the range is determined by individual performance, job proficiency and contributions over a period of years.
Pay adjustments are tied directly to CSB’s performance appraisal process, which evaluates the employee on a series of performance criteria. This process is used for all CSB employees including the NEO’s. Pay adjustments are typically made annually. In addition to these performance-based base pay adjustments, it is periodically necessary to make additional market adjustments in those instances where market base salary levels move faster than anticipated or where additional duties and responsibilities are added to the job.
For 2008, the base salary levels for all CSB NEO’s are at or below the median of base salaries of peers in other similar-sized financial organizations. In 2008, an overall budget of 3.0% for base salary increases was established and base pay increases ranging from 3.0% to 3.16% were provided to the NEO’s.
The amount of an NEO’s base salary is the reference point for much of the other compensation. For example, the relative ranges of potential annual incentive awards for executives are fairly proportionate to the NEO’s respective base salaries. In addition, base salary is one component of the contribution formula under the Company’s 401(k) and profit sharing plan and the key component in the Company’s severance and change in control agreements.
Annual Incentive
The purpose of the annual incentive program is to focus executives on achieving and possibly exceeding the Company’s annual performance objectives. In 2008, the performance expectations were established around performance to current year budget, the attainment of specific performance ratios, and satisfactory compliance with regulatory and audit reviews.
Each component of the annual incentive program has a separate measurement. The Compensation Committee retains the flexibility to make discretionary adjustments up or down based on performance that may be subjective. This discretion is not used to change the targets under the plan, only the rewards.
The target annual incentive opportunity during the past fiscal year was 30% of actual base salary for each NEO. For 2008, the Company’s target budget was $3.5 million, target return on assets (ROA) was greater than 1%, target return on equity (ROE) was greater than 9% and the target efficiency ratio was less than 70%. The target budget and target efficiency ratios were met and the target ROA number was met excluding the impact of the acquisition of Indian Village Bancorp on October 31, 2008.
Long-Term Incentive
The purpose of CSB’s long-term incentive plan is to align the interests of the NEO’s and other executives with the shareholders by providing them the opportunity to benefit from share price increases in the future through share option grants or awards under the 2002 CSB Bancorp, Inc. Share Equity Incentive Plan.
In 2008, the CSB Compensation Committee took into consideration the market pay practices of CSB peers, the performance of CSB, a general assessment of the contributions of the individual NEO’s, the available shares, and the projected grant values in making its recommendations. The Committee also sought input from the Chief Executive Officer on his views of grants for his direct reports.
Finally, the accounting and tax treatment of stock options is different from cash-based payments. For awards under the plan, CSB accrues an expense computed using the Black-Scholes valuation model on the date of grant pro-ratably over the vesting period. Two 1,000 shares stock option awards were extended in 2008 at current market value to Mesrrs. Ginther and Greig.

Retirement and Other Post-Employment Benefits
CSB maintains The Commercial & Savings Bank 401(k) Retirement Plan, (the “Plan”), a qualified 401(k) and profit sharing plan. The Plan provides a 50% match on the first 4% of cash compensation taking into account all compensation. There is also a discretionary profit sharing contribution and the amount may vary directly with CSB profits. The Plan provides investment alternatives in the following categories: CSB stock, large, small and mid cap, indexed, growth and bond funds.
Other Benefits and Perquisites
While the value of benefits including health and welfare, retirement, disability, and vacation benefits are not required to be reported in the tables that follow, these benefits are important to a comprehensive view of the CSB compensation and benefit program. All CSB employees, including the NEO’s, participate in the same comprehensive benefit program, which is intended to provide financial protection to employees based on health and retirement needs as well as providing for well-deserved time off. CSB also provides a disability program to all employees including NEO’s. Because financial services is a relationship-driven business, CSB pays country club dues for Mr. Ginther at a local country club to provide a facility to entertain CSB clients, community leaders and members of the management staff for business purposes. Certain consumer and primary residence mortgage loans granted by the Bank to directors, officers and all employees receive a 1% reduction to the standard loan interest rate during the period of service to CSB or the Bank.
Termination and Change in Control Terms
The Company has employment agreements with Messrs. Ginther and Greig and Ms. Meiler. The employment agreements provide both CSB and the executives a mutual understanding of performance expectations, pay, opportunities and employment terms. The employment agreements discuss how disability and voluntary and involuntary terminations are handled. In addition, the employment agreements provide for severance payments in the event of employment termination following a change in control of the Company. The purpose of the change in control severance policy is to help participants seek to maximize the value of CSB’s shares without concern about losing their job. The NEO’s covered by these agreements and the maximum cost of these change in control payments at December 31, 2008 for each named executive is as follows:

R. Ginther, President and CEO, The Commercial & Savings Bank	$354,850
P. Greig, Senior Vice President and COO/CIO	261,450
P. Meiler, Senior Vice President and CFO	253,003
Compensation Committee Decision-Making Process
The Compensation Committee is comprised of three non-management Board members whose responsibilities are the establishment of the Company’s overall compensation philosophy, the assessment of the design of CSB compensation and benefit programs, the monitoring of external market pay levels and practices, review and approval of incentive award opportunities, actual payments and grants, and review and recommendation for Board of Director approval related to proposed implementation or material changes to pay or benefit programs.
With the participation of the Company’s management, including the Company’s Chief Executive Officer, the Compensation Committee evaluated a survey of its pay practices for both directors and NEO’s. The list of primary peers utilized in 2008 is as follows:

Central Federal Corporation	Fairlawn, Ohio
Cheviot Financial Corp.	Cheviot, Ohio
Commercial Bancshares, Inc.	Upper Sandusky, Ohio
Consumers Bancorp, Inc.	Minerva, Ohio
Cortland Bancorp Inc.	Cortland, Ohio
Croghan Bancshares Inc.	Fremont, Ohio
First Franklin Corporation	Cincinnati, Ohio
Killbuck Bancshares Inc.	Killbuck, Ohio
Middlefield Banc Corp.	Middlefield, Ohio
National Bancshares Corporation	Orrville, Ohio
NB&T Financial Group, Inc.	Wilmington, Ohio
Perpetual Federal Savings Bank	Urbana, Ohio
Rurban Financial Corp.	Defiance, Ohio
United Bancorp, Inc.	Martins Ferry, Ohio
United Bancshares, Inc.	Columbus Grove, Ohio
Wayne Savings Bancshares, Inc.	Wooster, Ohio
These financial services firms are all SEC reporting corporations ranging in size from approximately 50% of CSB’s asset level to approximately 135% of CSB’s asset level and are all located and doing business primarily in Ohio.

THE COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with CSB’s management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CSB’s proxy statement and Annual Report on Form 10-K.
THE COMPENSATION COMMITTEE
Robert K. Baker, Chairman
Ronald E. Holtman
J. Thomas Lang
Executive Compensation and Other Information
The following table shows information concerning the annual compensation paid or accrued for services to the Company in all capacities of the Chief Executive Officer, Chief Financial Officer and the other executive officers of the Company (collectively the “NEO’s”) during the last completed year.
Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-equity	Deferred
Name and Principal					Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Stock Awards	Awards[9]	Compensation	Earnings	Compensation	Total
Eddie L. Steiner, President and CEO	2008	$170,000	$46,000	—	—	—	—	$16,237	$232,237
Paula J. Meiler, Sr. VP and CFO	2008	117,500	35,250	—	$7,500	—	—	17,904	178,154
Rick L. Ginther, Sr. VP; President and CEO, The Commercial & Savings Bank	2008	170,000	46,000	—	—	—	—	20,440	236,440
Paul D. Greig, Sr. VP and COO/CIO	2008	123,600	37,080	—	7,500	—	—	8,169	176,349

[9]	The option awards include amounts expensed in 2008 for stock option awards granted in 2006. For assumptions related to the valuation of the stock options, see Note 9 to the Company’s financial statements in the Company’s Annual Report on Form 10-K.

Other Compensation Table

		Life Insurance	Disability	Qualified Plan Matching,	Perquisites and
Name	Year	Premiums	Insurance Premiums	Profit Sharing Contribution	Other Benefits	Total
Eddie L. Steiner	2008	$470	$536	$10,023	$5,208	$16,237
Paula J. Meiler	2008	470	424	6,959	10,051	17,904
Rick L. Ginther	2008	470	536	10,023	9,411	20,440
Paul D. Greig	2008	470	403	7,296	—	8,169
Perquisites and Other Benefits

		Health and
		Dental	Country Club	Loan Interest	Relocation
Name	Year	Benefits	Dues	Reduction of 1%	Expenses	Total
Eddie L. Steiner	2008	$5,119	—	$89	—	$5,208
Paula J. Meiler	2008	7,907	—	2,144	—	10,051
Rick L. Ginther	2008	5,119	$4,292	—	—	9,411
Paul D. Greig	2008	—	—	—	—	—

Outstanding Equity Awards at Fiscal Year-end

Stock Awards
Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
Option Awards									Awards:	Market or
				Equity				Marked	Number of	Payout
				Incentive			Number	value of	Unearned	Value of
				Plan Awards:			of shares	shares or	Shares,	Unearned
		Number of	Number of	Number of			or units	units of	Units of	Shares,
		Securities	Securities	Securities			of stock	stock	Other	Units or
		Underlying	Underlying	Underlying			that have	that	Rights	Other
		Unexercised	Unexercised	Unexercised	Option	Option	not	have not	That Have	Rights That
	Grant	Options (#)	Options (#)	Unearned	Exercise	Expiration	vested	vested	Not Vested	Have Not
Name	Date	Exercisable	Unexercisable	Options (#)	Price ($)	Date	(#)	($)	(#)	Vested ($)
Eddie L. Steiner
	—	—	—	—	—	—	—	—	—	—
Paula J. Meiler
	11/29/2006	17,856		—	$18.00	3/31/2016	—	—	—	—
	8/9/2004	1,000	—	—	$19.00	8/9/2009	—	—	—	—
Rick L. Ginther
	7/21/2003	1,000	—	—	$16.10	7/21/2013	—	—	—	—
Paul D. Greig
	11/29/2006	11,904	—	—	$18.00	3/31/2016	—	—	—	—
	6/30/2003	1,000	—	—	$16.10	6/30/2013	—	—	—	—
Grants on Plan-Based Awards
Information on 2008 Stock Option Grants, not through Plan-Based Awards, is included in the Outstanding Equity Awards Table at Fiscal Year-End.
Option Exercises and Stock Vested
There were no exercises of Stock Options by Named Executive Officers during 2008.
Pension Benefits
The Company does not maintain a qualified or non-qualified pension plan.
Non-Qualified Deferred Compensation
The Company does not maintain a non-qualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control
Certain of the Company’s NEO’s are party to employment agreements that provide for certain salary and benefits upon termination of employment under various scenarios. The agreements are all described more fully in the narrative and tables below.
The tables below set forth the benefits that could be paid to the Named Executive Officer upon various termination events, which would only be known at the time that the benefits become payable. The tables reflect the multiples of base salary amounts that could be payable under the various arrangements if the event in question occurred as of December 31, 2008.
Upon a qualifying termination after a Change in Control, each Named Executive Officer will also be entitled to immediate vesting of all stock options.
The Named Executive Officers’ employment agreements do not provide for any additional payments or benefits for death, disability, voluntary termination of employment by the executive or involuntary termination by the Company for cause. Under those scenarios, the Named Executive Officers are only entitled to their accrued and unpaid obligations, such as salary and unused vacation. The following tables contain common information about the Company’s employment agreements and benefit plans.
Potential Payments — Change in Control

	Change in
	Control -	Post-
	Multiple	Termination
Name	Base Salary	Health Care
Rick L. Ginther	2.0	1 Year
Paula J. Meiler	2.0	1 Year
Paul D. Greig	2.0	1 Year
Potential Payments Upon Termination — Without Cause

	Termination-	Post-
	Without	Termination
Name	Cause	Health Care
Rick L. Ginther	Base Salary Unpaid under agreement + 6 Months	6 Months

Paula J. Meiler	Base Salary Unpaid under agreement + 6 Months	6 Months

Paul D. Greig	Base Salary Unpaid under agreement + 6 Months	6 Months

Employment Contracts and Other Arrangements
This section discusses the employment contracts and severance agreements in place for Named Executive Officers.
     Rick L. Ginther, President and Chief Executive Officer, The Commercial and Savings Bank
An employment agreement dated July 21, 2003, was entered into with Rick L. Ginther providing, among other things, for employment of Mr. Ginther as Senior Vice President and Chief Loan Officer of the Bank pursuant to the terms of the agreement. Mr. Ginther was promoted on April 19, 2006, to President and Chief Executive Officer of The Commercial and Savings Bank. The agreement is for a two-year term with annual renewals commencing at the first anniversary, and provides for compensation to Mr. Ginther consisting of an annual base salary of $120,000, a bonus to be paid at the discretion of the Board of Directors, vacation, benefits, and certain stock options. In the event that Mr. Ginther’s employment is terminated without “cause” (as defined in the agreement), the agreement entitles him to a severance payment equal to the unpaid amount otherwise due under the agreement plus six months of the base salary in effect on the date of termination and limited continued benefits for a six month period. The agreement also contains a “non-compete” provision, prohibiting Mr. Ginther from competing under terms defined by the agreement for a period of one year following the date of termination of the agreement, as well as a “change in control” provision which provides Mr. Ginther with certain benefits, including continuation of compensation, stock options, and certain health benefits for stated periods following a “change in control” as defined therein and termination of employment within a 90-day period before or after such “change in control”. Such “change in control” benefits are subject to being reduced so that no “excess parachute payment” (as defined in Section 280G(b)(l) of the Internal Revenue Code of 1986, as amended; the “IRS Code”) is received by Mr. Ginther.
     Paul D. Greig, Senior Vice President, Chief Operating Officer and Chief Information Officer
An employment agreement dated June 30, 2003, was entered into with Paul D. Greig providing, among other things, for employment of Mr. Greig as Senior Vice President, Chief Operations Officer, and Chief Information Officer of the Bank pursuant to the terms of the agreement. The agreement is for a two-year term with annual renewals commencing at the first anniversary, and provides for compensation to Mr. Greig consisting of an annual base salary of $100,000, a bonus to be paid at the discretion of the Board of Directors, vacation, benefits, and certain stock options. In the event that Mr. Greig’s employment is terminated without “cause” (as defined in the agreement), the agreement entitles him to a severance payment equal to the unpaid amount otherwise due under the agreement plus six months of the base salary in effect on the date of termination and limited continued benefits for a six month period. The agreement also contains a “non-compete” provision, prohibiting Mr. Greig from competing under terms defined by the agreement for a period of one year following the date of termination of the agreement, as well as a “change in control” provision which provides Mr. Greig with certain benefits, including continuation of compensation, stock options, and certain health benefits for stated periods following a “change in control” as defined therein and termination of employment within a 90-day period before or after such “change in control.” Such “change in control” benefits are subject to being reduced so that no “excess parachute payment” (as defined in Section 280G(b)(l) of the Internal Revenue Code of 1986, as amended; the “IRS Code”) is received by Mr. Greig.

     Paula J. Meiler, Senior Vice President and Chief Financial Officer
An employment agreement dated August 9, 2004, was entered into with Paula J. Meiler providing, among other things, for employment of Ms. Meiler as Senior Vice President and Chief Financial Officer of CSB and the Bank pursuant to the terms of the agreement. The agreement is for a two-year term with annual renewals commencing at the second anniversary, and provides for compensation to Ms. Meiler consisting of an annual base salary of $100,000, a bonus to be paid at the discretion of the Board of Directors, vacation, benefits, relocation reimbursement up to a stated amount for a limited time, and certain stock options. On August 9, 2007 an amendment to the agreement provided that the agreement be for a two-year term with annual renewals commencing August 9, 2008. In the event that Ms. Meiler’s employment is terminated without “cause” (as defined in the agreement), the agreement entitles her to a severance payment equal to the unpaid amount otherwise due under the agreement plus six months of the base salary in effect on the date of termination and limited continued benefits for a six month period. The agreement also contains a “non-compete” provision, prohibiting Ms. Meiler from competing under terms defined by the agreement for a period of one year following the date of termination of the agreement, as well as a “change in control” provision which provides Ms. Meiler with certain benefits, including continuation of compensation, stock options, and certain health benefits for stated periods following a “change in control” as defined therein and termination of employment within a 90-day period before or after such “change in control”. Such “change in control” benefits are subject to being reduced so that no “excess parachute payment” (as defined in Section 280G(b)(l) of the Internal Revenue Code of 1986, as amended; the “IRS Code”) is received by Ms. Meiler.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the Board of Directors of CSB. Management of CSB is responsible for CSB’s reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. CSB’s auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.
Mr. Robb and Mr. Baker are certified public accountants, and Mr. Holtman is an attorney licensed to practice law in the State of Ohio. Mr. Robb and Mr. Baker have been designated as “financial experts” under Section 407 of Regulation S-K.
The Audit Committee has reviewed and discussed with S.R. Snodgrass A.C. (“S.R. Snodgrass”), CSB’s independent auditors for the year ended December 31, 2008, the matters required to be discussed by Statement of Accounting Standards 61, as may be modified or supplemented. The Audit Committee also has received the written disclosures and the letter from the independent accountants, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with S.R. Snodgrass its independence. Based on the forgoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in CSB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
THE AUDIT COMMITTEE
Ronald E. Holtman, Chairman
Robert K. Baker
Jeffery A. Robb, Sr.

\

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The Audit Committee reviewed a report from the Company’s independent registered public accounting firm, S.R. Snodgrass, A.C. (Snodgrass) and others regarding the aggregated fees received in the following categories in fiscal 2008 and 2007:

	2008	2007
Audit Fees (1)	$65,890	$54,584
Audit-Related Fees (2)	10,394	10,266
Tax Fees (3)	6,500	7,500
All Other Fees (4)	23,930	0

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements, the review of financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission on Form 10-Q, and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees are fees principally for professional services for the audit of the Company’s employee benefit plan.

(3)	Tax service fees consist of compliance fees for the preparation of original tax returns.

(4)	All other fees relate to the Form S-4 filing with the Securities and Exchange Commission in connection with the acquisition of Indian Village Bancorp, Inc..
All of the above-mentioned services and fees were pre-approved by the Audit Committee.
Snodgrass acted as CSB’s auditors for the 2008 fiscal year and will act in such capacity for the 2009 fiscal year. During CSB’s most recent fiscal year ended December 31, 2008 there were no disagreements with Snodgrass on any matter of accounting principals or practices, financial disclosure, or auditing scope or procedure.
One or more representatives of Snodgrass are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Audit Committee Procedures for Pre-Approval of Services by Independent Accountants
•	The Audit Committee will annually approve the scope of, and fees payable for, the year-end audit to be performed by CSB’s independent accountants for the next fiscal year.

•	Management may not engage the independent accountants for any services unless the service contracts are approved by the Audit Committee in advance of the engagement.

•	If Management wishes to engage the independent accountants for any services, Management will define and present to the Audit Committee specific projects and categories of service, and fee estimates, for which the advance approval of the Audit Committee is required. The Audit Committee will review these requests and determine whether to pre-approve the engagement of the independent accountants for the specific projects and categories of service.

•	Management will report to the Audit Committee regarding the actual spending for these projects and services, compared to the approved amounts on a quarterly basis.

•	The Audit Committee Chairperson will report to the Committee at each regularly scheduled meeting the nature and amount of any non-audit services that the Chairperson has approved.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CSB has engaged and intends to continue to engage in the lending of money through the Bank to various directors and officers of CSB and the Bank and their related interests. These loans were made in accordance with applicable law and regulation and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or other unfavorable features.
In addition to those banking transactions conducted in the ordinary course, the following related transactions were conducted. Each of these transactions was made on terms similar to those that could have been negotiated with an unaffiliated third party.
CSB and the Bank hired Critchfield, Critchfield & Johnston, Ltd. and Heartland Title Agency from time to time during 2008 for legal services, title work and real estate closing services in connection with various matters arising in the ordinary course of the business of CSB and the Bank. John R. Waltman is of counsel of both Critchfield, Critchfield & Johnston, Ltd. and Heartland Title Agency. CSB and the Bank contemplate using both Critchfield, Critchfield & Johnston, Ltd. and Heartland Title Agency in the future on similar terms, as needed.
CSB and the Bank hired Logee, Hostetler, Stutzman &. Lehman from time to time prior to 2006 for legal services in connection with various matters arising in the ordinary course of the business of CSB and the Bank. Ronald E. Holtman is a partner of Logee, Hostetler, Stutzman & Lehman. CSB and the Bank contemplate using Logee, Hostetler, Stutzman & Lehman in the future on similar terms, as needed.
COMPENSATION AND NOMINATING COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During 2008, none of CSB’s NEO’s or Directors was a member of the Board of Directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Commission.
SHAREHOLDER NOMINATIONS
The Nominating Committee of the Board will consider recommendations for nominations, to serve as a director, received from shareholders in accordance with the Company’s Code of Regulations. Shareholder recommendations for nomination should be submitted in writing to the Company at its principal office in Millersburg, Ohio, and must include the shareholder’s name, address and the number of shares of the Company beneficially owned by the shareholder. The recommendation must be provided to the Company in writing not less than fourteen nor more than fifty days prior to the date of the Meeting. The recommendation should also include the name, age, business address, residence address, principal occupation and number of shares of the Company beneficially owned by the recommended candidate for nomination. Shareholder recommendations must also include the information that would be required to be disclosed in the solicitation of proxies for the election of directors under federal securities laws. The Company may also require any nominee to furnish additional information regarding the eligibility and qualifications of the recommended candidate.

PROPOSAL 2:
PROPOSED AMENDMENT TO ARTICLE VIII OF THE CSB CODE OF
REGULATIONS TO AUTHORIZE UNCERTIFICATED SHARES
Under CSB’s existing Articles of Incorporation and Code of Regulations, CSB does not presently have the authority to issue uncertificated shares, meaning shares that are not represented by an actual stock certificate. If the shareholders approve and adopt the proposed amendment to the Code of Regulations of CSB Bancorp, Inc., Article VIII of CSB’s Code of Regulations will provide that CSB will be authorized to issue shares of CSB stock, which are in “book entry” form and not necessarily represented by a paper stock certificate. Initially the uncertificated shares will be utilized in conjunction with a direct stock purchase program administered by CSB’s transfer agent, but there may be other uses for that authority as further opportunities arise. As an Ohio corporation, CSB is permitted to issue uncertificated shares under Ohio corporate law unless otherwise prohibited by the Articles of Incorporation or Code of Regulations.
Reasons for Adoption of the Proposed Amendment
The Board of Directors believes that the proposed amendment to Article VIII of CSB’s Code of Regulations to authorize the issuance of uncertificated shares is advisable and in the best interests of CSB and its shareholders. The primary objective of the proposed amendment to Article VIII of the current CSB Code of Regulations is to authorize the issuance of uncertificated shares as provided by Ohio law so as to enable CSB to maximize flexibility in dealing with shareholder documentation and opportunities, and as a cost-savings measure.
The authorization of the uncertificated shares would permit CSB to reflect ownership without the cost and delay of issuing actual stock certificates. The Board of Directors believes that this will help to reduce costs because CSB will not have to cause actual certificates for shares of stock to be prepared and issued when appropriate, including under the planned CSB direct stock purchase plan as administered by CSB’s transfer agent.
Vote Required for Adoption of the Proposed Amendment
Article X of the CSB Code of Regulations provides that the Code of Regulations may be amended at a meeting of shareholders by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal. Article II, Section 6 of the CSB Code of Regulations provides that a majority of the outstanding capital stock represented in person or by proxy shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, and that a majority of votes cast shall decide every question or matter submitted to shareholders unless otherwise provided by law or the CSB Articles of Incorporation. Therefore, the vote required for adoption of the proposed amendment to Article VIII of the CSB Code of Regulations will be a majority of the votes cast in person or by proxy.
Proposed Amendment to Article VIII
The full text of the proposed amendment to Article VIII of CSB’s Code of Regulations is attached to this Proxy Statement as Appendix A. If the proposed amendment is adopted, CSB would be authorized to issue uncertificated shares and reflect newly issued shares in “book entry” format subject to the requirements of Ohio law.
The Board of Directors unanimously recommends that shareholders vote “FOR” the adoption of the amended Article VIII of the Code of Regulations of CSB Bancorp, Inc.

PROPOSAL 3:
ADJOURNMENT OF THE MEETING
In the event there are not sufficient votes at the time of the Meeting to adopt the proposed amendment to Article VIII of CSB’s Code of Regulations, CSB’s management may propose to adjourn the Meeting to a later date or dates in order to permit the solicitation of additional proxies. Pursuant to the provisions of CSB’s Code of Regulations, no notice of an adjourned meeting need be given to you if the date, time and place of the adjourned meeting are fixed and announced at the Meeting.
In order to permit proxies that have been received by CSB at the time of the Meeting to be voted for an adjournment, if necessary, CSB has submitted the proposal to adjourn the Meeting to you as a separate matter for your consideration.
In this proposal, CSB is asking you to authorize the holder of any proxy solicited by its Board of Directors to vote in favor of adjourning the Meeting and any later adjournments. If CSB’s shareholders approve the adjournment proposal, CSB could adjourn the Meeting, and any adjourned session of the Meeting, to use the additional time to solicit additional proxies in favor of the proposal to amend Article VIII of CSB’s Code of Regulations, including the solicitation of proxies from the shareholders that have previously voted against such proposal to amend Article VIII of CSB’s Code of Regulations. Among other things, approval of the adjournment proposal could mean that, even if proxies representing a sufficient number of votes against the proposal to amend Article VIII of CSB’s Code of Regulations have been received, CSB could adjourn the Meeting without a vote on the proposal to amend Article VIII of CSB’s Code of Regulations and seek to convince the holders of those common shares to change their votes to votes in favor of the adoption of the amendment to Article VIII of CSB’s Code of Regulations.
The proposal to adjourn the Meeting must be approved by the holders of a majority of the CSB common shares present in person or by properly executed or authenticated proxy and entitled to vote at the Meeting.
CSB’s Board of Directors believes that if the number of common shares present or represented at the Meeting and voting in favor of the proposal to adopt the amendment to Article VIII of CSB’s Code of Regulations is insufficient to adopt the amendment, it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to adopt the amendment.
The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the adjournment of the Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Meeting to adopt the proposed amendment to Article VIII of CSB’s Code of Regulations.

PROPOSALS OF SECURITY HOLDERS
In order to be eligible for inclusion in CSB’s proxy materials for the 2010 Annual Meeting of Shareholders, any shareholder’s proposal to take action at such meeting must be received at CSB’s main office at 91 North Clay Street, Millersburg, Ohio 44654, no later than November 20, 2009. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.
SHAREHOLDER COMMUNICATION WITH BOARD OF DIRECTORS
Shareholders interested in communicating directly with the Board of Directors may do so by writing to Ms. Peggy L. Conn, Secretary, CSB Bancorp, Inc., 91 North Clay Street, Millersburg, Ohio 44654. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board of Directors Communication.”
The Secretary will review all such correspondence and regularly forward to the Board of Directors a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Committees of the Board or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by CSB that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of CSB’s internal audit department and handled in accordance with procedures established by the Audit Committee for such matters.
OTHER BUSINESS
The Board of Directors is not aware of any business to be addressed at the Meeting other than those matters described above in this Proxy Statement. However, if any business other than that set forth in the Notice of the Meeting should be properly presented at the Meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person voting them.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Eddie L. Steiner
Eddie L. Steiner
President and Chief Executive Officer

March  , 2009
Millersburg, Ohio

APPENDIX A
Proposed Amendment to Article VIII of the Code of Regulations of CSB Bancorp, Inc.
Article VIII shall be amended and restated in its entirety as follows:
ARTICLE VIII
Certificates for Shares
Section 1. Uncertificated Shares; Certificates for Shares. To the extent permitted by Ohio law, the Board of Directors may provide by resolution that shares of capital stock of the Corporation may be issued in uncertificated form. Any such resolution shall not apply to (i) shares then represented by a certificate until such certificate is surrendered to the Corporation, or (ii) to a certificated share issued in exchange for an uncertificated share. Notwithstanding the foregoing, every holder of shares of the Corporation is entitled, upon request, to receive one or more certificates representing the shares of stock of the Corporation held by such holder.
Section 2. Form and Execution. Certificates for shares, if any, shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or the President or a Vice President and by the Secretary of the Corporation, which certificates shall certify the number and class of shares held by the shareholder in the Corporation, but no certificates for shares shall be delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be a facsimile, or engraved, stamped or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.
In the case of certificated shares, such certificates for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfers of shares shall be entered upon the records of the Corporation until the previous certificates, if any, given for the same shall have been surrendered and canceled. In the case of uncertificated shares, such transfer shall be made in accordance with customary procedures for transferring shares in uncertificated form.
Section 3. Lost, Mutilated or Destroyed Certificates. If any certificate for shares is lost, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof, upon such terms and conditions as it may deem advisable. The Board of Directors in its discretion may refuse to issue such new certificates until the Corporation has been indemnified by a final order or decree of a court of competent jurisdiction.

PROXY CARD
CSB BANCORP, INC.
91 North Clay Street
Millersburg, Ohio 44654
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Robert K. Baker and Jeffery A. Robb, Sr. and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of CSB Bancorp, Inc. (“CSB”) which the undersigned is entitled to vote at the Annual Meeting for the Shareholders of said Company scheduled to be held on April 22, 2009 at 7:00 p.m. local time at the Carlisle Inn, Walnut Creek, Ohio, and at any adjournments or recesses thereof.
Shareholders have the right to vote cumulatively in the election of directors. In order to exercise the right to vote cumulatively, a shareholder must give written notice to the President, a Vice President or the Secretary of CSB not less than forty-eight hours before the time fixed for the meeting, and the shareholder’s demand for cumulative voting must be announced at the commencement of the meeting by or on behalf of the shareholder. If cumulative voting is elected, a shareholder may cast as many votes in an election of directors as the number of directors to be elected multiplied by the number of shares held. If any shareholder demands cumulative voting for the election of directors at the Meeting, this proxy gives the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.
Please mark X in the appropriate box. The Board of Directors recommends a FOR vote on each of the proposals below:
1.	ELECTION OF DIRECTORS

FOR:
☐	Ronald E. Holtman

☐	Daniel J. Miller

☐	Eddie L. Steiner
WITHHOLD AUTHORITY:
☐	Ronald E. Holtman

☐	Daniel J. Miller

☐	Eddie L. Steiner
2.	PROPOSED AMENDMENT TO ARTICLE VIII OF THE CSB CODE OF REGULATIONS TO AUTHORIZE UNCERTIFICATED SHARES

FOR:
☐	Adopting the Proposed Amendment to Article VIII of the CSB Code of Regulations to Authorize Uncertificated Shares.
AGAINST:
☐	Adopting the Proposed Amendment to Article VIII of the CSB Code of Regulations to Authorize Uncertificated Shares.
ABSTAIN:
☐

3.	TO APPROVE THE ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE MEETING TO ADOPT THE PROPOSED AMENDMENT TO ARTICLE VIII OF THE COMPANY’S CODE OF REGULATIONS.

FOR:
☐	Adjournment of the Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Meeting to adopt the proposed amendment to Article VIII of the Proposed Amendment to Article VIII of CSB Code of Regulations.
AGAINST:
☐	Adjournment of the Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Meeting to adopt the proposed amendment to Article VIII of the Proposed Amendment to Article VIII of CSB Code of Regulations.
ABSTAIN:
☐
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or an adjournment thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of Directors and FOR Proposals 2 and 3.
ALL FORMER PROXIES ARE HEREBY REVOKED.

(Signature of Shareholder)

(Signature of Shareholder)
(Please sign exactly as your name appears on this proxy. All joint owners should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such.)

Dated: , 2009